UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 15, 2007
OREXIGEN THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33415	65-1178822
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12481 High Bluff Drive, Suite 160, San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 436-8600
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On June 15, 2007, Orexigen Therapeutics, Inc. entered into a consulting agreement with PharmaDirections, Inc. under which PharmaDirections agreed to serve as Orexigen’s primary drug development consultant, with responsibility for managing subcontractors and assisting Orexigen with management and coordination of regulatory matters, new formulation development, chemistry, manufacturing and research, among other matters.
     Under the agreement, Orexigen is required to pay fees to PharmaDirections on a per-project basis as approved on corresponding work orders. In addition, during any wind-down period in connection with the termination of the agreement, Orexigen will be required to make specific minimum monthly payments.
     The term of the agreement generally extends until June 15, 2008 and will be automatically renewed for consecutive one year periods unless otherwise terminated by Orexigen or PharmaDirections. Orexigen may elect not to renew the term and/or terminate the agreement or any work order without cause at any time during the term of the agreement on six months written notice. In addition, either party may terminate the agreement or any work order for a material breach by the other party upon 30 days prior written notice, unless the breach is cured within the 30-day notice period.
     The description of the consulting agreement dated June 15, 2007 between Orexigen and PharmaDirections contained in this Item 1.01 is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached hereto as Exhibit 10.1.
Item 1.02 Termination of a Material Definitive Agreement
     The consulting agreement described above replaces and supersedes the consulting agreement dated December 9, 2005 previously entered into by Orexigen and PharmaDirections. Accordingly, the prior consulting agreement was deemed terminated effective June 15, 2007. The prior consulting agreement provided for services similar to those contemplated by the new consulting agreement. Orexigen did not incur any termination penalties in connection with the termination of the December 9, 2005 consulting agreement.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

10.1†	Consulting Agreement dated June 15, 2007 by and between Orexigen Therapeutics, Inc. and PharmaDirections, Inc.

†	Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from this report and submitted separately to the Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.

Date: June 20, 2007	By:	/s/ Gary D. Tollefson

Name: Gary D. Tollefson, M.D., Ph.D.
Title: President and Chief Executive Officer

Date: June 20, 2007	By:	/s/ Graham K. Cooper

Name: Graham K. Cooper
Title: Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1†	Consulting Agreement dated June 15, 2007 by and between Orexigen Therapeutics, Inc. and PharmaDirections, Inc.

†	Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from this report and submitted separately to the Securities and Exchange Commission.